Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 23, 2021

COLUMBIA BANKING SYSTEM, INC. ENTERS CALIFORNIA THROUGH THE ACQUISITION OF BANK OF COMMERCE HOLDINGS

TACOMA, WASHINGTON | SACRAMENTO, CALIFORNIA. Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”), the holding company for Columbia State Bank, and Bank of Commerce Holdings (NASDAQ: BOCH, “Bank of Commerce”), the holding company for Merchants Bank of Commerce, today announced the signing of a definitive agreement to merge Bank of Commerce into Columbia in an all-stock transaction valued at approximately $266.0 million, or $15.72 per share of Bank of Commerce common stock based on Columbia’s stock price on June 23, 2021. This transaction represents Columbia’s entrance into the California market, and the combined company will have over 150 branches with $19 billion in assets throughout Washington, Oregon, Idaho and California.

“We are delighted to welcome Merchants Bank of Commerce clients and employees into the Columbia Bank family, extending our footprint beyond the Northwest and into California,” said Clint Stein, Columbia’s President and Chief Executive Officer. “We have tremendous respect for the Merchants Bank of Commerce franchise and view this as an opportunity to expand with an organization that aligns with our long-standing commitment to clients and community. Northern California shares many similarities with the Northwest in both metropolitan and rural markets, making expansion into this region a natural extension of our existing footprint. We appreciate how the management team has grown this franchise in a profitable manner and are excited to have them join Columbia to help manage our California expansion.”

This transaction is expected to be accretive to Columbia’s earnings with 3% accretion to earnings per share in 2022 and 4% accretion in 2023, and 0.3% accretion to tangible book value per share. All locations will continue operations under the Merchants Bank of Commerce brand as a division of Columbia Bank following the close of the merger. Bank of Commerce Chief Executive Officer Randy Eslick will continue leadership of the division in the role of President.

“We are pleased to embark on the next chapter for Merchants Bank of Commerce in partnership with Columbia. Our companies share a common set of cultural values that serve as the foundation of our commitment to our clients and the communities we serve,” said Randy Eslick, President and Chief Executive Officer of Bank of Commerce and Merchants Bank of Commerce. “We look forward to continuing to honor those values while offering clients an expansive array of additional products and solutions as part of the Columbia family. Additionally, I am very pleased to continue to lead the same teams of exceptional bankers serving our clients in each of our markets following the close of the merger, ensuring clients continue to enjoy access to the same local expertise and relationships.”

Under the terms of the merger agreement, Bank of Commerce shareholders are entitled to receive 0.40 of a share of Columbia common stock for each share of Bank of Commerce’s stock subject to certain potential adjustments. Based on Columbia’s closing stock price on June 23, 2021, the aggregate merger consideration is valued at $266.0 million, which includes $265.6 million of Columbia common stock to be issued to Bank of Commerce shareholders and $0.4 million of cash to be paid to option holders. The value of the merger consideration will fluctuate until closing based on the value of Columbia’s stock.

The agreement was unanimously approved by the Board of Directors of each company. At closing, Bank of Commerce shareholders will own approximately 9% of the combined company. Additionally, Columbia plans to pay $500,000 to small businesses throughout Northern California as part of its Pass It On Project following the close of the merger. The project began in the summer of 2020 as an effort to help support businesses working to recover from statewide stay-at-home orders while providing additional support for the community. The transaction is expected to close in the fourth quarter of 2021, and its completion is contingent upon approval from BOCH’s shareholders, the receipt of other customary regulatory approvals, and other customary closing conditions.

Columbia was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company as financial advisor and Sullivan & Cromwell LLP as legal counsel. Bank of Commerce was advised by Raymond James & Associates, Inc. as financial advisor, and Miller Nash LLP as legal counsel.

Conference Call

Columbia and Bank of Commerce will hold a joint conference call regarding this announcement on Thursday, June 24, 2021 at 8:00a.m. PST. Interested parties may listen to this discussion through one of two options:

Option One: Webcast

Join the call through a live-streamed web-based event. If you choose this option, it is recommended that you listen through your phone or computer speakers and not dial into the conference number listed below in option two. Please note, you will not be able to ask questions through the webcast.

On the day of the conference call, use the link below to access the webcast:

https://edge.media-server.com/mmc/p/ms6p2ax9

Option Two: Dial-in only
Join the call on the day of the event using the toll-free number: (833) 301-1160
Conference ID: 2679095

A replay of the call will be accessible beginning Friday, June 25, 2021 using the link below:

https://edge.media-server.com/mmc/p/ms6p2ax9

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia State Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington's Best Workplaces,” more than 10 times and was ranked #1 in Customer Satisfaction with Retail Banking in the Northwest region by J.D. Power in the 2020 U.S. Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America's Best Banks” marking nearly 10 consecutive years on the publication's list of top financial institutions.

About Bank of Commerce

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce (the “Bank”). The Bank is an FDIC-insured California banking corporation providing community banking and financial services in northern California along the Interstate 5 corridor from Sacramento to Yreka and in the wine region north of San Francisco. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia and Bank of Commerce’s management’s beliefs, goals, intentions and expectations regarding future events and developments such as operating results, growth in loans, the continued success of Columbia and Bank of Commerce’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia and Bank of Commerce’s business, operations, financial performance and prospects, statements relating to the terms, timing and closing of the proposed transaction, and other statements that are not historical facts. The words “will,” “believe,” “expect,” “intend,” “should,” “outlook,” “estimate,” “forecast,” “project,” “would,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements, which are subject to numerous assumptions, risks, and uncertainties that change over time. Future events are difficult to predict, and the expectations described above are necessarily subject to risks, assumptions and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely from those indicated in such forward-looking statements. In addition to discussions about risks, assumptions and uncertainties set forth from time to time in Columbia and Bank of Commerce’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission's (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:

(i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all or regulatory approvals are obtained subject to conditions that are not anticipated; (ii) changes in COLB’s stock price before closing, including as a result of the financial performance of BOCH prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized when expected or at all or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which COLB and BOCH operate; (iv) the ability to promptly and effectively integrate the businesses of COLB and BOCH within the expected timeframes or at all; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues from ongoing business operations and opportunities; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; (viii) the risk that any announcements relating to the merger could have adverse effects on the market price of the common stock of either or both parties to the merger; (ix) certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; and (x) other risks that are described in COLB’s and BOCH’s public filings with the Securities and Exchange Commission (the “SEC”).

We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation and do not assume any duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Additional Information

Shareholders are urged to carefully review and consider each of Columbia’s and Bank of Commerce’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. In connection with the proposed transaction, Columbia will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Bank of Commerce and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Bank of Commerce are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus regarding the transaction in their entirety when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive Proxy Statement/Prospectus will be sent to the shareholders of Bank of Commerce seeking any required shareholder approvals. The Proxy Statement/Prospectus and other relevant materials (when they become available) filed with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. Bank of Commerce shareholders are urged to read the Proxy Statement/Prospectus and the other relevant materials before voting on the transaction.

Investors will also be able to obtain these documents, free of charge, from Bank of Commerce by accessing its website at www.bankofcommerceholdings.com under the tab “Investor Services” and then under the heading “Corporate Profile” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Bank of Commerce Holdings, Attention: Corporate Secretary 555 Capitol Mall, Suite 1255, Sacramento, California 95814-4606.

Participants in the Solicitation

Columbia and Bank of Commerce and Bank of Commerce’s directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Bank of Commerce in connection with the Merger. Information about the directors and executive officers of Bank of Commerce and their ownership of Bank of Commerce Common Stock is set forth in the proxy statement for Bank of Commerce’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 6, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contact Information

Columbia:
Clint Stein, President & Chief Executive Officer	(253) 593-8304
Aaron Deer, Chief Financial Officer	(253) 305-1966

Bank of Commerce:
Randy Eslick, President & Chief Executive Officer	(916) 677-5800
Jim Sundquist, Chief Financial Officer	(916) 677-5825